Exhibit 99.2

MLC GUC Trust

2014 (Calendar Year) Wind Down Budget – Updated

October 2014

$ in thousands	Updated Budget QE 3.31	Updated Budget QE 6.30	Updated Budget QE 9.30	Updated Budget QE 12.31	Total Updated Budget CY 2014	Prior Projected CY 2014 (a)	Budget Variance Over/(Under)

Trust Monitor (FTI Consulting)	$326.8	$326.8	$326.8	$326.8	$1,307.3	$1,307.3	$0.0
Trust Administrator (Wilmington Trust)	616.9	616.9	616.9	616.9	2,467.5	2,467.5	0.0

Financial Reporting & Claims Resolution (AlixPartners)	345.0	345.0	345.0	345.0	1,380.0	1,380.0
Lead Counsel (b)	107.5	107.5	107.5	107.5	430.0	430.0
ADR Legal Counsel Fees & Expenses	200.0	200.0	50.0	50.0	500.0	500.0

Subtotal estimate for Financial Reporting and Claims Resolution (c)	652.5	652.5	502.5	502.5	2,310.0	2,310.0	0.0

Garden City Group	86.5	79.5	64.5	64.5	295.0	295.0	0.0
Trust Counsel (Gibson Dunn) (Wind-Down)	312.5	312.5	312.5	312.5	1,250.0	1,250.0	0.0
Trust Counsel (Gibson Dunn) (Recall Matters) (d)		1,000.0	1,000.0	1,500.0	3,500.0	0.0	3,500.0

Trust Professionals	1,051.5	2,044.5	1,879.5	2,379.5	7,355.0	3,855.0	3,500.0

Accounting & Tax Advisors (e)	83.0	168.0	45.0	60.0	356.0	356.0	0.0
US Trustee fees (f)	13.0	13.0	10.4	10.4	46.8	46.8	0.0
Insurance Expense	125.0				125.0	125.0	0.0

Other Costs	221.0	181.0	55.4	70.4	527.8	527.8	0.0

Total Wind Down Expense	$2,216.2	$3,169.2	$2,878.6	$3,393.6	$11,657.6	$8,157.6	$3,500.0

(a)	Furnished as Exhibit 99.2 to the GUC Trust’s Form 8-K filed with the SEC on November 7, 2013.

(b)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

Weil, Gotshal & Manges LLP

Dickstein Shapiro LLP

(c)	Given the extended time horizon at the time the Prior Projected 2014 Budget was developed, the estimates for 2014 were based off of high level trends, not line by line budgets for these professionals.

(d)	Additional line item attributable solely to additional legal costs incurred, and anticipated to be incurred, in connection with litigation arising from the recall by General Motors Company of certain ignition switch defects in cars manufactured under the “General Motors” brand names.

Such recall litigation was not anticipated by the Trust Administrator at the time of delivery of the Prior Projected CY 2014 Budget.

(e)	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

(f)	Line item previously denoted as “Rent & Facilities” in Prior Projected 2014 Budget.